QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of The Macerich Company

Santa Monica, California

        We consent to the use of our report dated February 21, 2014, with respect to the consolidated balance sheets of The Macerich Company as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, equity and redeemable noncontrolling interests and cash flows for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedule, and the use of our report dated February 21, 2014 with respect to The Macerich Company's effectiveness of internal control over financial reporting as of December 31, 2013 which reports appear in Form 10-K of The Macerich Company dated February 21, 2014, incorporated herein by reference. We also consent to the use of our report dated March 28, 2013 with respect to the Statement of Revenues and Certain Expenses of Green Acres Mall for the year ended December 31, 2011, which report appears in Form 8-K/A of The Macerich Company dated March 28, 2013; and the use of our report dated February 8, 2013, with respect to the Statements of Revenues and Certain Expenses of Kings Plaza for the year ended December 31, 2011, which report appears in Form 8-K/A of The Macerich Company dated February 8, 2013, both of which are incorporated herein by reference. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP

Los Angeles, California

August 20, 2014

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM